UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2023

Heart Test Laboratories, Inc

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 682 237-7781

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information described under Item 5.02 below is incorporated by reference in this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Officer Option Awards

On March 20, 2023, Heart Test Laboratories, Inc.’s (the “Company”) board of directors (the “Board”) approved an award of stock options (“Options”) to purchase shares of common stock, $0.001 par value per share (“Common Stock”), to the Company’s executive officers as follows: 300,000 Options to Andrew Simpson, the Company’s President, Chief Executive Officer, and Chairman of the Board, 300,000 Options to Mark Hilz, the Company’s Chief Operating Officer, Secretary and Director, and 75,000 Options to Danielle Watson, the Company’s Chief Financial Officer and Treasurer. These Options, which have an exercise price of $0.97 per share, will vest over three years, with one-third vesting on March 20, 2024 and the remaining two-thirds vesting in eight equal installments thereafter beginning on June 20, 2024 and on each subsequent three-month anniversary of such date. The vesting of these Options may accelerate upon the Company’s achievement of U.S. Food and Drug Administration approval or regulatory clearance of the Company’s MyoVista® wavECG device (or similar such product owned by the Company). These Options were awarded pursuant to the form of the Company’s Incentive Stock Option Agreement (the “ISO Stock Option Agreement”) and the Company’s 2023 Equity Incentive Plan (the “Equity Incentive Plan”) previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission on March 16, 2023, and the above summary of the terms of these Options is qualified in its entirety by reference to the Equity Incentive Plan.

The foregoing summary of the terms of the form of the ISO Stock Option Agreement is incomplete and subject to, and qualified in its entirety by, the actual terms of the ISO Stock Option Agreement, which is attached hereto as Exhibit 10.1, and is hereby incorporated by reference.

Board of Directors Option Awards

On March 20, 2023, the Board also approved an award of 50,000 Options to purchase Common Stock to each of the Company’s non-employee directors, Brian Szymczak, Bruce Brent and David R. Wells. These Options, which have an exercise price of $0.97 per share, will vest over twelve months, with one-fourth vesting on June 20, 2023 and the remaining three-fourths vesting in three equal installments thereafter on each subsequent three-month anniversary of such date. These Options were awarded pursuant to the form of the Company’s Non-Qualified Stock Option Agreement (the “NSO Stock Option Agreement”) and the Equity Incentive Plan, and the above summary of the terms of these Options is qualified in its entirety by reference to the Equity Incentive Plan.

The foregoing summary of the terms of the form of the NSO Stock Option Agreement is incomplete and subject to, and qualified in its entirety by, the actual terms of the NSO Stock Option Agreement, which is attached hereto as Exhibit 10.2, and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1*†	Form of the Company’s Incentive Stock Option Agreement under the Company’s 2023 Equity Incentive Plan.
10.2*†	Form of the Company’s Non-Qualified Stock Option Agreement under the Company’s 2023 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* †	Filed herewith. Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEART TEST LABORATORIES, INC

Date:	March 23, 2023	By:	/s/ Andrew Simpson
Andrew Simpson President and Chief Executive Officer